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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF WESTERN GAS RESOURCES, INC.


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NAME OF SUBSIDIARY                                     RELATIONSHIP
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1)       MIGC, Inc.                                    Wholly-owned subsidiary of Western Gas Resources, Inc.

2)       MGTC, Inc.                                    Wholly-owned subsidiary of MIGC, Inc.

3)       Western Gas Resources - Texas, Inc.           Wholly-owned subsidiary of Western Gas Resources, Inc.

4)       Western Gas Resources Storage, Inc.           Wholly-owned subsidiary of Western Gas Resources, Inc.

5)       Western Gas Resources - Oklahoma, Inc.        Wholly-owned subsidiary of Western Gas Resources, Inc.

6)       Westana Gathering Company                     A general partnership with Western Gas Resources, Inc.,
                                                       as general partner.

7)       Mountain Gas Resources, Inc.                  Wholly-owned subsidiary of Western Gas Resources, Inc.

8)       Mountain Gas Transportation, Inc.             Wholly-owned subsidiary of Mountain Gas Resources, Inc.

9)       Green River Gathering Company                 A joint venture between Western Gas Resources, Inc.
                                                       and Mountain Gas Resources, Inc.

10)      Western Power Services, Inc.                  Wholly-owned subsidiary of Western Gas Resources, Inc.

11)      Pinnacle Gas Treating, Inc.                   Wholly-owned subsidiary of Western Gas Resources, Inc

12)      Redman Smackover Joint Venture                50%-owned joint venture of Western Gas Resourcs, Inc.
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